UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Carrasquillo Law Group P.C., 1177 Avenue of the Americas, 5th Floor, NY, NY 10036

(Address of principal executive offices)                                                       (Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.01 Changes in Control of Registrant.

On October 4, 2018, the Company issued four million (4,000,000) shares of its Class A Preferred Super Majority Voting Stock, par value $0.001 (“Class A Stock”) and four million (4,000,000) shares of its Class C Convertible Preferred Stock, par value $0.001 (“Class C Stock”) to Delray Wannemacher (“Wannemacher”) in exchange for his service to the Company as its Chief Executive Officer.

On October 4, 2018, the Company issued three million (3,000,000) shares of its Class A Stock and three million (3,000,000) shares of its Class C Stock to Daniel Wong (“Wong”) in exchange for his service to the Company as its Chief Operating Officer.

The issuance by the Company of seven million (7,000,000) shares of its Class A Stock results in a change in control as the holders of Class A Stock have the right to vote in all matters submitted to the holders of the Company’s common stock, par value $0.0001(the “Common Stock”) and such vote shall be equal to sixty percent (60%) of the Common Stock. As such, Wannemacher has a vote equal to thirty-four point three percent (34.3%) of the Common Stock and Wong has a vote equal to twenty-five point seven percent (25.7%) of the Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Items 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date:	October 9, 2018	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO